UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): May 15, 2025
T STAMP INC.
(Exact name of registrant as specified in its charter)

Delaware	001-41252	81-3777260
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
3017 Bolling Way NE, Floor 2, Atlanta, Georgia 30305
(Address of principal executive offices, including zip code)
Registrant’s telephone number, including area code: (404) 806-9906
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.01 par value per share	IDAI	The NASDAQ Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders
On March 18, 2025, T Stamp, Inc. (the “Company”) filed a Definitive Proxy Statement regarding a Special Meeting of Stockholders, which was to be held on May 15, 2025 (the "Special Meeting") to ratify, by a vote of all the stockholders, the issuance of the certain warrants issued pursuant to a certain institutional investor in the Company pursuant to that certain Securities Purchase Agreement between the Company and the investor dated December 5, 2024 (the "SPA"), including the issuance of up to 648,148 shares of Class A Common Stock, par value $0.01 of the Company issuable upon the exercise of those warrants, as required by and in accordance with Nasdaq Listing Rule 5635(d).

Despite the concerted efforts of the Company’s management and Board of Directors, the Company was not able to obtain a sufficient number of votes to constitute a quorum for the Special Meeting. Thus, the Company was unable to hold the Special Meeting.

Under the terms of the SPA, in the event the Company is unable to obtain the ratification of the issuances under the SPA described above at the first stockholder meeting called, the Company is required to call a meeting every ninety (90) days thereafter to obtain such ratification, or until the warrants issued to the investor are no longer outstanding. The Company intends to call another special meeting of the stockholders within ninety (90) days of May 15, 2025 or by August 13, 2025 to obtain such ratification.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

T STAMP INC.

By:	/s/ Gareth Genner
Name: Gareth Genner
Title: Chief Executive Officer
Dated: May 15, 2025